EXHIBIT 99.2

DATE: December 21, 2006	FINANCIAL CONTACTS:
	Mark McCollom	610-208-6426	mmccollo@sovereignbank.com
	Stacey Weikel	610-208-6112

MEDIA CONTACT
	Ed Shultz	610-378-6159	eshultz1@sovereignbank.com

Sovereign Bancorp, Inc. Announces Balance Sheet Restructuring
PHILADELPHIA, PA...Sovereign Bancorp, Inc. (“Sovereign”) (NYSE: SOV), parent company of Sovereign Bank (“Bank”), announced today that management has presented a long-range plan to improve the operating performance of the company, including a comprehensive review of Sovereign’s balance sheet. Sovereign has taken specific steps to reduce the company’s reliance on wholesale revenues and to increase focus on Sovereign’s core businesses.
Commenting on management’s review of the balance sheet, Joseph P. Campanelli, Sovereign’s President and CEO, stated, “Sovereign’s Board of Directors has approved a balance sheet restructuring that involves de-leveraging a total of approximately $10.0 billion in wholesale assets and $10.0 billion in wholesale funding. This enhances the quality of our balance sheet, improves the quality of earnings, and enhances our capital ratios while repositioning Sovereign for sustainable growth in core earnings over the long-term.”
In an effort to reduce its wholesale portion of earnings and for credit and interest rate risk purposes, Sovereign intends to sell approximately $9.5 billion of loans at a weighted average yield of 6.28% and $500 million of investment securities at a weighted average yield of 5.25% and reduce wholesale borrowings by about $8.5 billion at a weighted average cost of 4.95% and brokered money markets by approximately $1.5 billion at a weighted average cost of 5.50%. In addition, Sovereign has sold $1.4 billion of investment securities at a weighted average yield of 4.60% and reinvested the entire $1.4 billion, for liquidity and collateral purposes.
Last week, Sovereign announced that its Board of Directors had approved approximately $100 million of cost reductions involving consolidation of support groups, exit of business lines performing below expectations, contract renegotiations, and a reduction in workforce. Sovereign anticipates realizing 75% of these savings on a run rate basis by the end of the second quarter of 2007 and 100% by the end of 2007. In total, Sovereign anticipates that $80 million of these cost reductions will be reflected in the 2007 expense base.
In the fourth quarter of 2006, Sovereign will report a loss of approximately $230 million to $244 million, after-tax, or $.45 to $.47 per share from the sale of the loans and investment securities discussed above. As previously announced, Sovereign also anticipates fourth quarter charges related to the acquisition of Independence Community Bancorp, Inc. and expense management initiatives of $28 million to $32.5 million, after-tax, or $.05 to $.06 per share. In addition, Sovereign will also record a charge in the fourth quarter of 2006 of $18.9 million, after-tax, or $.04 per share related to Jay Sidhu’s Retirement-Resignation and Transition Agreement.

These steps dramatically improve the company’s loan to deposit ratio to 103% from 117% at September 30, 2006. On a pro forma basis, the sales of assets and balance sheet restructuring activity would expand net interest margin 20 to 25 basis points and Tier 1 leverage by approximately 50 basis points. The effects of these initiatives are expected to be fully implemented by the end of the first quarter of 2007.
“Although we do not give earnings guidance, we thought it was important to give you some indication of our thoughts for 2007. We anticipate year over year loan growth in the upper single digits for our core lending businesses; i.e. commercial, direct home equity and indirect auto. We anticipate year over year core deposit growth in the mid-single digits from our core markets, tempered by runoff in brokered and government deposits,” concluded Campanelli.
A presentation providing more detail on the balance sheet restructuring and expense reduction initiative is available at www.sovereignbank.com>Investor Relations>News and Press>Presentations.
In addition, Sovereign will hold a conference call at 10:00 a.m. ET on Thursday, December 21st, to discuss the content of this disclosure. Investors, analysts and other interested parties are invited to dial into the conference call at 800-464-9103, international parties are invited to dial into the conference call at 706-634-2282. A replay of the conference call will be available for approximately 30 days after the date of the call by dialing 800-642-1687, confirmation id #4912636.
About Sovereign
Sovereign Bancorp, Inc., (“Sovereign”) (NYSE: SOV), the parent company of Sovereign Bank, is a $90 billion financial institution with nearly 800 community banking offices, over 2,000 ATMs and approximately 12,000 team members with principal markets in the Northeast United States. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, wealth management and insurance. Sovereign is the 18th largest banking institution in the United States. For more information on Sovereign Bank, visit <http://www.sovereignbank.com> or call 1-877-SOV-BANK
—END—

Note:
This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Sovereign’s management uses the non-GAAP measure of Operating Earnings, and the related per share amount, in their analysis of the company’s performance. This measure, as used by Sovereign, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses. Operating earnings for 2005 and 2006 EPS purposes represent net income adjusted for the after-tax effects of merger-related and integration charges, certain restructuring charges, other-than-temporary impairment charges on Fannie Mae and Freddie Mac preferred equity securities and proxy and related professional fees. Since certain of these items and their impact on Sovereign’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
This press release contains statements of Sovereign’s strategies, plans, and objectives, as well as estimates of financial condition, operating and cash efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign’s ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, integrations, pricing, products and services; and acts of God, including natural disasters.
Sovereign Bancorp is followed by several market analysts. Please note that any opinions, estimates, forecasts, or predictions regarding Sovereign Bancorp’s performance or recommendations regarding Sovereign’s securities made by these analysts are theirs alone and do not represent opinions, estimates, forecasts, predictions or recommendations of Sovereign Bancorp or its management. Sovereign Bancorp does not by its reference to any analyst opinions, estimates, forecasts regarding Sovereign’s performance or recommendations regarding Sovereign’s securities imply Sovereign’s endorsement of or concurrence with such information, conclusions or recommendations.